Exhibit 10.4

First Amendment to

Master Assay Development, Commercialization and Manufacturing Agreement

First Amendment to Master Assay Development, Commercialization and Manufacturing Agreement (“Amendment”), dated June 14, 2017, is by and between HTG Molecular Diagnostics, Inc., a corporation organized under the laws of the State of Delaware, U.S., with a place of business at 3430 E. Global Loop, Tucson, AZ 85706 and QIAGEN Manchester Limited, a corporation organized under the laws of the United Kingdom, with a place of business at Skelton House, Lloyd Street North, Manchester, UK.

RECITALS

WHEREAS, the parties entered into that certain Master Assay Development, Commercialization and Manufacturing Agreement, dated November 16, 2016 (the “Agreement”), and the parties now desire to modify their understanding(s) and amend the Agreement.

NOW, THEREFORE, based upon the above premises, and in consideration of the mutual covenants and conditions contained in the Agreement and herein, the parties agree as follows:

1.A new Section 13.3.2.3 is hereby added after Section 13.3.2.2 as follows:

13.3.2.3Notwithstanding anything in this Section 13.3.2 to the contrary, in the event of a Change of Control, neither Party shall have the right to terminate Statement of Work No. One, dated June 14, 2017 (“SOW One”), or this Agreement to the extent it relates to SOW One.

2.Except as modified above, the Agreement as originally stated shall remain in full force and effect.

3.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.  Facsimile or other electronically transmitted signatures shall be deemed original signatures.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by a duly authorized representative.

HTG MOLECULAR DIAGNOSTICS, INC. By:/s/ Timothy B. Johnson Timothy B. Johnson President and Chief Executive Officer	QIAGEN MANCHESTER LIMITED By:/s/ Douglas Liu Douglas Liu SVP Global Operations